Exhibit (n)(ii)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that Elizabeth G. Nabel, whose signature appears below, constitutes and appoints Daniel R. Omstead, Laura Woodward, Christopher P. Harvey and Allison M. Fumai and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution among himself or herself and each of the persons appointed herein, for him or her in his or her name, place and stead, in any and all capacities, to sign the Declaration of Trust and any and all registration statements of TEKLA LIFE SCIENCES INVESTORS (the “Fund”), and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: December 13, 2018

/s/Elizabeth G. Nabel
Elizabeth G. Nabel